EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Henry McPhie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Streamex Corp. on Form 10-Q for the fiscal quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Streamex Corp.

	By:	/s/ Henry McPhie
Date: November 12, 2026	Name:	Henry McPhie
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Christine Plummer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Streamex Corp. on Form 10-Q for the fiscal quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Streamex Corp.

	By:	/s/ Christine Plummer
Date: November 12, 2026	Name:	Christine Plummer
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)